UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2004

QUICKSILVER RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 14, 2004, Quicksilver Resources Inc. entered into the Third Amendment to Note Purchase Agreement with Beaver Creek Pipeline, L.L.C., Terra Energy Ltd., Mercury Michigan, Inc., GTG Pipeline Corporation and Terra Pipeline Company, as guarantors, BNP Paribas, as collateral agent, and Fortis Capital Corp., The Prudential Insurance Company of America and The Royal Bank of Scotland plc, as purchasers, which amends the Note Purchase Agreement dated June 27, 2003. The Third Amendment amends the Note Purchase Agreement by permitting Quicksilver, subject to the satisfaction of certain conditions, to incur up to $150 million in aggregate principal amount of unsecured subordinated debt that could be convertible into capital stock of Quicksilver. In addition, the Third Amendment amends the definitions of “Engineering Reports” and “NPV” (i.e., net present value) contained in the Note Purchase Agreement to increase the ceilings on the prices of oil and natural gas contained in such definitions to make them more consistent with current market rates.

The Third Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
10.1	Third Amendment to Note Purchase Agreement, dated as of September 14, 2004, among Quicksilver Resources Inc., certain of its subsidiaries listed therein, BNP Paribas, collateral agent, and the purchasers identified therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Bill Lamkin
Bill Lamkin
Executive Vice President and
Chief Financial Officer

Date: September 20, 2004

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INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Third Amendment to Note Purchase Agreement, dated as of September 14, 2004, among Quicksilver Resources Inc., certain of its subsidiaries listed therein, BNP Paribas, collateral agent, and the purchasers identified therein.

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